UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021 (November 8, 2021)

Assisted 4 Living, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6801 Energy Court, Suite 201 Sarasota, Florida	34240
(Address of Principal Executive Office)	(Zip Code)

(888) 609-1169

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officers

Assisted 4 Living, Inc. (the “Company”) has hired Diane Harden and appointed her to serve as its Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer, effective November 8, 2021 (the “Effective Date”). The Company has also appointed John Krusoe, an employee of the Company since April 2021, to serve as the Company’s Senior Executive Vice President and Secretary, effective as of the Effective Date.

Biographies of New Officers

Diane Harden, age 66, has over 30 years of healthcare financial management and consulting experience. Prior to joining the Company, Ms. Harden was the Senior Vice President and Chief Financial Officer for UF Health Central Florida, a multi-entity health system consisting of two acute care hospitals, Rehabilitation, Psychiatric, ambulatory care, physician practices from 2012 to 2021. Previously she was the Chief Financial Officer for healthcare systems located in Georgia, Tennessee, North Carolina, and Florida. She was a consultant for Premier Healthcare consortium as well as a CPA in Public Accounting for Big 4 and regional accounting firms dedicated to healthcare clients.

John Krusoe, age 54, has been employed by the Company since April, 2021 as the Company’s Executive Vice President - Corporate Finance & Capital Markets. With over 30 years of experience in corporate finance and capital markets, he has structured and led transactions across a broad spectrum of industries. Prior to his employment with the Company, he founded Spartacus Financial Advisors in August 2020. From October 2016 to June 2020, Mr. Krusoe served as President and then Chief Executive Officer of Agrifund, a private equity-owned specialized finance company based in Denver. While at Agrifund, Mr. Krusoe led the build-out of new Operations, Risk, Finance and Capital Market departments. From 2011 to 2016, Mr. Krusoe served as COO/EVP Corporate Finance and Strategy for Mutual of Omaha Bank in Denver. Mr. Krusoe has a Bachelor of Administration in Finance from Baldwin Wallace University.

Neither Ms. Harden or Mr. Krusoe, nor any member of their respective families, has, to the knowledge of the Company, had a material interest, direct or indirect, since the beginning of the Company’s last fiscal year, in any transaction or proposed transaction which may materially affect the Company.

Resignation of Current Officer

In connection with Ms. Harden’s and Mr. Krusoe’s appointments, Janet Huffman has resigned her positions as the Company’s Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary, effective as of the Effective Date. There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to Ms. Huffman, which would in any way result in payments to Ms. Huffman because of her resignations as the Company’s Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 12, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Louis Collier
Louis Collier, CEO